UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2017

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On January 14, 2017, AIG Assurance Company, AIG Property Casualty Company, AIG Specialty Insurance Company, AIU Insurance Company, American Home Assurance Company, Commerce and Industry Insurance Company, Granite State Insurance Company, Illinois National Insurance Co., Lexington Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., New Hampshire Insurance Company and The Insurance Company of the State of Pennsylvania (collectively, the “AIG Insurers”), each an indirect subsidiary of American International Group, Inc. (“AIG”), and National Indemnity Company (“NICO”), a subsidiary of Berkshire Hathaway Inc. (“Berkshire”), entered into a binding term sheet, pursuant to which the AIG Insurers will enter into an Aggregate Excess of Loss Reinsurance Agreement (the “Reinsurance Agreement”) pursuant to which the AIG Insurers will reinsure 80 percent of the covered long-tail commercial lines liabilities with NICO. The AIG Insurers will also enter into certain other related agreements with NICO, including a trust agreement and a Berkshire parent guarantee, at closing (such agreements, including the Reinsurance Agreement, the “Agreements”).

Under the Agreements: (i) in exchange for a payment of $9.8 billion plus interest at 4% per annum from January 1, 2016 to the date of payment, NICO will indemnify the AIG Insurers for 80% of the net losses and net allocated loss adjustment expenses in respect of covered long-tail commercial lines losses with dates of loss prior to January 1, 2016 and paid on or after that date that exceed $25 billion; (ii) AIG will retain the risk of collection on the AIG Insurers’ third-party reinsurance; (iii) AIG will retain sole responsibility for claims handling and adjudication, and NICO has various access, association and consultation rights; (iv) in order to secure NICO’s obligations to the AIG Insurers, the aforementioned $9.8 billion payment plus interest will be deposited into a collateral trust account; and (v) Berkshire will provide a guarantee of NICO’s payment and collateral obligations to the AIG Insurers. NICO’s overall limit of liability under the Agreements is $20 billion.

The closing of the transaction contemplated by the Reinsurance Agreement is subject to receipt of any required regulatory approvals, execution of definitive transaction documentation and satisfaction of other conditions.

Section 2 — Financial Information

Item 2.02.    Results of Operations and Financial Condition.

On January 20, 2017, AIG issued a press release relating to the Agreements described above in Item 1.01, as well as expected material prior year adverse development. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, Item 2.02 of this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

Section 9 — Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of American International Group, Inc. dated January 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC (Registrant)

Date: January 20, 2017	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III Title: Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of American International Group, Inc. dated January 20, 2017.